Exhibit 32.2
                            RIVIERA HOLDINGS CORPORATION


                                    CERTIFICATION


In connection with the periodic report of Riviera Holdings Corporation (the "Company") on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Mark Lefever, Treasurer and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, section 1350 of the United States Code, that to my knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date:  May 10, 2007
                                            /s/ Mark Lefever
                                          -------------------------------
                                          Treasurer and Chief Financial Officer